Piper Sandler East Coast Financial Services Conference November 9, 2020 - Virtual Exhibit 99.1

Investor Presentation November 9, 2020 Rory G. Ritrievi President & CEO Michael D. Peduzzi Sr. Executive Vice President Chief Financial Officer Justin T. Webb Sr. Executive Vice President Chief Operating Officer Scott W. Micklewright Sr. Executive Vice President Chief Revenue Officer

This presentation and management’s related discussion on Mid Penn Bancorp, Inc. (“Mid Penn”) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause actual results to differ materially from such forward-looking statements include, but are not limited to: changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, and collateral securing loans; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, the Securities and Exchange Commission, or other regulatory agencies; increasing price and product/service competition, including new competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; (cont.) Cautionary Notice Regarding Forward-Looking Statements and Risk Factors Investor Presentation November 9, 2020

Factors that may cause actual results to differ materially from such forward-looking statements include, but are not limited to: (cont.) the continued availability of financing; the availability of financial resources in the amounts, at the times, and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; the impact of Mid Penn’s 2018 acquisitions of First Priority Financial Corp. and The Scottdale Bank and Trust Company, and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements. Additionally, the impact of the continuing COVID-19 pandemic and the related uncertainties and potential economic volatility could negatively affect our net interest income, lending activities, deposits, asset quality and profitability. A prolonged period of volatile and unstable market conditions could negatively affect our growth and risk mitigation strategies, and could increase credit losses in our loan portfolio. Volatility from changes in interest rates and spreads to benchmark indices could cause a reduction in future net interest income and adverse changes in the fair value of interest-earning assets and interest-bearing liabilities, which in turn could have a material adverse effect on our net income, operating results, or financial condition. For a list of these and other factors which would affect our results, see Mid Penn’s recent filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019. The statements made during this presentation are as of the date of this presentation, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law. Cautionary Notice Regarding Forward-Looking Statements and Risk Factors (Cont.) Investor Presentation November 9, 2020

This presentation or related management discussion may contain financial information or measures determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value. We believe earnings per share excluding the after-tax impact of merger-related expenses and any nonrecurring charges provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations. Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the charges incurred (benefits realized), while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP information has limitations as an analytical tool, and should be viewed supplementary to, but not as a substitute for, financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP. Further, this non-GAAP information may not necessarily be comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the comparability of Mid Penn’s reported results. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are set forth in the Appendix. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP. Cautionary Notice Regarding Non-GAAP Measures Investor Presentation November 9, 2020

Five-Year Comparative Profile of Mid Penn As of December 31, 2014 (000s): Total Assets: $ 755,657 Total Loans: $ 571,533 Total Deposits: $ 637,922 The Company employed 200 personnel with 19 retail offices in six Pennsylvania counties (Cumberland, Dauphin, Lancaster, Luzerne, Northumberland, Schuylkill), and generated annual revenues in 2014 of $29.4 million. As of December 31, 2019 (000s): Total Assets: $ 2,231,175 Total Loans: $ 1,762,756 Total Deposits: $ 1,912,394 The Company employed over 400 personnel with 39 retail offices in twelve Pennsylvania counties (Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland) and generated annual revenues in 2019 of $82.8 million. The five-year increase in total assets was $1.48 billion, effectively tripling the size of the Corporation. This increase included $410 million of organic asset growth, and $1.07 billion of combined assets acquired from the three strategic mergers of Phoenix Bancorp, Inc. (2015), The Scottdale Bank and Trust Co. (2018), and First Priority Financial Corp. (2018). Investor Presentation November 9, 2020

YTD Growth Through Sept. 30, 2020 A significant source contributing to the increase in year over year growth was the issuance of Paycheck Protection Program (PPP) loans during the first nine months 2020. As of Sept. 30, 2020, Mid Penn had $613 million of PPP loans outstanding after funding these special loans, as administered by the Small Business Administration (SBA), to over 4,000 borrowers who collectively were supporting over 60,000 jobs. As of Sept. 30, 2020, Mid Penn had recognized $4.9 million of processing fees into interest income related to these PPP loans, and still had deferred PPP loan processing fees of $15.9 million to be recognized over the coming quarters dependent upon the timing of repayment or forgiveness of the PPP loans (most loans were originated with a 24-month maturity). Investor Presentation November 9, 2020

Consistent Loan and Deposit Growth During the first nine months of 2020, year-to-date organic loan growth was a strong $145 million or over 10% annualized. Total deposits increased by $544 million or almost 38% annualized during the first nine months of 2020, with $225 million of the growth being in noninterest-bearing deposits. Mid Penn’s growth in total loans outstanding for the year ending Dec. 31, 2019 was $139 million or an increase of 8.6% compared to total loans outstanding as of Dec. 31, 2018. Total deposits grew $186 million for the year ending Dec. 31, 2019 or an increase of 10.8% compared to Dec. 31, 2018. Investor Presentation November 9, 2020

Asset Quality As of Sept. 30, 2020, Mid Penn’s asset quality measures did not reflect any notable impaired assets, specific reserve allocations, or charge-offs related to the financial impact of the COVID-19 pandemic, through management is continuously and closely monitoring and evaluating the impact of the pandemic on the loan portfolio. The Allowance for Loan Losses increased to $12,170,000 as of Sept. 30,2020 compared to $9,515,000 as of December 31, 2019, with much of the increase related to higher general reserves resulting from increases in qualitative factors related to economic and external conditions driven by the potential for ongoing financial implications from the COVID-19 pandemic on Mid Penn’s customers and market area. Investor Presentation November 9, 2020

Five-Year Return to Shareholders 5-Year Return: $100 invested in Mid Penn Bancorp, Inc. stock (NASDAQ: MPB) as of Dec. 31, 2014, and held for five years through Dec. 31, 2019, returned 113.00%. Comparatively, stocks in the Russell 3000 Index averaged a lower return of 70.35% for the five-year period ending Dec. 31, 2019. * A custom peer group of Mid- Atlantic commercial banks with assets between $2 billion and $3 billion (as of Sept. 30, 2019) averaged a lower return of 58.61% for the five-year period ending Dec. 31. 2019. Investor Presentation November 9, 2020

Increasing Shareholder Value (a) Tangible Book Value per Common Share is a Non-GAAP measure as it excludes goodwill, core deposit intangible, and other intangible assets. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation Tangible Book Value Per Common Share Mid Penn’s Tangible Book Value Per Common share at Sept. 30, 2020 was $21.46 reflecting an increase of 7.5% since year-end 2019. Tangible Book Value Per Common Share is a Non-GAAP measure as it excludes goodwill, core deposit intangible, and other intangible assets. The most comparable GAAP measure is book value per share, which is shown in the table below the chart. Please see the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. Investor Presentation November 9, 2020

Increasing Dividends Cash dividends paid per share have increased consistently in recent years as follows (annual totals reflect both regular and special dividends paid during each calendar year): 2015: $0.44 for the year 2016: $0.58 for the year 2017: $0.62 for the year 2018: $0.70 for the year 2019: $0.79 for the year 2020: $0.77 through Nov. 2020 * * The most recent regular quarterly dividend per share was $0.18 which was declared on October 28, 2020 and is payable on November 23, 2020 to shareholders of record on November 10, 2020. The annual cash dividends paid per share have increased 80% comparing 2015 to 2019. Investor Presentation November 9, 2020

Earnings Results Earnings per share basic and diluted (EPS) for the nine months ended Sept. 30, 2020 was $2.04, compared to EPS of $1.57 for the nine months ended Sept. 30, 2019, reflecting an increase of 29 percent. EPS for the third quarter of 2020 was $0.78, compared to $0.57 for the third quarter of 2019.  Please see the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. Investor Presentation November 9, 2020

Investor Presentation November 9, 2020 Summary of YTD Sept. 30, 2020 Results

Mid Penn’s tax-equivalent net interest margin for the nine months ended Sept. 30, 2020 was 3.29 percent. Yields on interest- earning assets declined due to both (i) the significant balance of 1 percent PPP loans outstanding, and (ii) reductions in market interest rates subsequent to September 2019, including a rate decrease of 0.25 percent approved by the Federal Open Market Committee (“FOMC”) in October 2019, and 1.50 percent of combined FOMC rate cuts during March 2020 in response to the COVID-19 pandemic. The total cost of deposits decreased compared to the same periods in 2019 as a result of growth in noninterest-bearing deposits and management deposit rate adjustments, including those made in response to the FOMC rate cuts, which collectively reduced deposit costs while still maintaining core deposit growth. Mid Penn’s net interest margin decreased slightly during 2019 to 3.57% compared to 3.67% for 2018. Contributing to this decrease was the impact of three Federal Reserve (FOMC) rate cuts totaling -0.75% during the second half of 2019, as the reduced yield on variable rate assets more than offset related savings in the cost of funds. Net Interest margin Investor Presentation November 9, 2020

Appendix – Reconciliation of Non-GAAP Measures Investor Presentation November 9, 2020